Exhibit 8(f)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Funds For Institutions Series

And

DST Asset Manager Solutions, Inc. (formerly Boston Financial Data Services, Inc.)

This Amendment is made as of this 11th day of April, 2018, between Funds For Institutions Series (the “Trust”) and DST Asset Manager Solutions, Inc. (formerly known as Boston Financial Data Services, Inc.) (“DST AMS”). In accordance with Section 15.1 (Amendment) of the Transfer Agency and Service Agreement dated February 1, 2000, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.

Name Change. Effective January 1, 2018, Boston Financial Data Services, Inc. has changed its name to DST Asset Manager Solutions, Inc.; therefore any and all references to Boston Financial Data Services, Inc. are now references to DST Asset Manager Solutions, Inc. and any and all references to Boston Financial and/or BFDS are now references to DST AMS;

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “April 11, 2018 Amendment”) except as specifically revised by this Amendment;

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement. A signature page forwarded as an electronic image for attachment to an assembled document shall be deemed delivery of an original signature page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

FUNDS FOR INSTITUTIONS SERIES	DST ASSET MANAGER SOLUTIONS, INC.
(formerly known as “Boston Financial Data Services, Inc)

By: /s/ Neal J. Andrews	By: /s/ Richard J. Johnson

Name: Neal Andrews	Name: Richard J. Johnson

Title: Chief Financial Officer	Title: Senior Director